UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):     October 23, 2008

West Bancorporation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 22nd Street, West Des Moines, Iowa	50266
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      515-222-2300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 23, 2008, the Board of Directors of West Bancorporation, Inc. (“Company”) passed resolutions adopting an amendment to the Company’s restated articles of incorporation to authorize a class of preferred stock and calling for a special meeting of shareholders for the purpose of voting to approve the amendment. Currently, the restated articles of incorporation do not authorize the issuance of preferred stock.

Item 9.01 Financial Statements and Exhibits.
Exhibit 99: Press Release of West Bancorporation, Inc. dated October 24, 2008

Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements preceded by, followed by or that include the words “believes,” “expects,” “should,” or “anticipates,” or references to estimates or similar expressions. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. The Company may not complete a sale of preferred stock under the Treasury’s program because of a number of factors, including, among other things, the Company not being approved under the program, the failure to obtain shareholder approval of the amendment to the restated articles of incorporation, or the failure to satisfy other closing conditions. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

Date: October 24, 2008	By:	/s/ Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99	Press Release of West Bancorporation, Inc. dated October 24, 2008